UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2018

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter r)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401 (Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

Ozop Surgical Corp., ("we," "us," "our," or the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (“SEC”) on July 23, 2018 (the “Original Form 8-K”), to incorporate updated disclosure related to the Amended and Restated Equity Transfer Agreement discussed below. Except for the amended disclosures made with respect to the Amended and Restated Equity Transfer Agreement, the information in this Form 8-K/A has not been updated to reflect events that occurred after July 23, 2018, the filing date of the Original Form 8-K. Item 1.01 Entry into a Material Definitive Agreement” has been revised to reflect the conditions to closing, Item 2.01 Completion of Acquisition or Disposition of Assets has been deleted and Item 9.01 Financial Statements and Exhibits has been revised to remove the references to financial statements. Except as set forth above, all other information in the Company’s Original Form 8-K remains unchanged.

Item 1.01	Entry into a Material Definitive Agreement.

Agreement to Acquire Yijingtong (Beijing) Technology Development Ltd.

On September 27, 2018, our wholly owned subsidiary, OZOP (Guangdong) Medical Technology Co., Ltd., a wholly owned foreign enterprise in China (“OZOP Guangdong”), entered into an amended and restated Equity Transfer Agreement to acquire a 100% ownership interest in Yijingtong (Beijing) Technology Development Ltd (“Yijingtong”) from its shareholders who are unrelated parties (the “Amended and Restated Equity Transfer Agreement”). The Amended and Restated Equity Transfer Agreement amends and restates the Equity Transfer Agreement entered into among OZOP Guangdong, Yijingtong and its shareholders dated July 23, 2018 (the “Equity Transfer Agreement”). Yijington is a China based distributor of minimally invasive surgical (MIS) products to the orthopedic and neurosurgical markets in China.

Pursuant to the terms of the Amended and Restated Equity Transfer Agreement, we agreed to pay the sellers of the Yijingtong equity interest RMB 1,000,000 (approximately US$147,815) payable in cash within five days of closing, in addition to inventory, the amount of which, payment and delivery terms will be negotiated by the parties separately. The sellers of Yijingtong will begin the registration change process immediately after the closing. The closing shall occur no later than 10 days following the delivery by Yijingtong of its financial statements and footnote disclosure for the fiscal years ended December 31, 2016 and 2017 and for the period ended as of the most recently completed fiscal quarter prior to the date of delivery of the financial statements (the “Pre-Audit Financial Statements”). The Pre-Audit Financial Statements will be prepared in accordance U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and must be confirmed by the Company’s U.S. based independent accounting firm registered with the Public Company Accounting Oversight Board that such financial statements have been prepared in accordance with U.S. GAAP. Yijingtong will bear the costs of preparation of the Pre-Audit Financial Statements and the Company will bear the costs of auditing the Pre-Audit Financial Statements. In the event either party breaches the agreement, the non-breaching party shall have the right to request termination of the agreement and claim compensation from the breaching party for all economic losses.

The foregoing description of the Equity Transfer Agreement is a summary only and is qualified in its entirety by reference to the full text of the Equity Transfer Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 28, 2018 we issued a press release regarding the execution of the Amended and Restated Equity Transfer Agreement and our planned acquisition of Yijington.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Amended and Restated Equity Transfer Agreement entered into among Zhao Zhen Rong, Sun Gui Ying and OZOP (Guangdong) Medical Technology Co., Ltd. dated September 27, 2018.
99.1*	Press Release dated September 28, 2018 (furnished herewith).

 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: September 28, 2018	By:	/s/ Michael Chermak
Michael Chermak
Chief Executive Officer